Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

THARIMMUNE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other	(2)	3,500,000	(3)	$0.16	(2)	$560,000	$0.00014760	$82.66
Fees Previously Paid
	Total Offering Amounts										$82.66
	Total Fees Previously Paid										-
	Total Fee Offsets (4)										-
	Net Fee Due										$82.66

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Tharimmune, Inc. (the “Registrant”) that become issuable under the Registrant’s 2023 Omnibus Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act by averaging the high and low sales prices of the Registrant’s Common Stock reported on The Nasdaq Capital Market on October 30, 2023, which date is within five business days prior to the filing of this Registration Statement.

(3) Represents the sum of 2,600,000 shares of Common Stock reserved for issuance under the Plan plus 900,000 shares of Common Stock underlying outstanding awards granted under the Registrant’s 2017 Stock Incentive Plan (the “2017 Plan”) and 2019 Stock Incentive Plan (the “2019 Plan” and together with the 2017 Plan, the “Prior Plans”), which if cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, would otherwise have been returned to the share reserve under the Prior Plans, but which instead will now be available for future grant under the Plan. No further grants will be made under the Prior Plans.

(4) The Registrant does not have any fee offsets.